UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2005

Date of Report (Date of earliest event reported)

The Sands Regent

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave.

Reno, Nevada

(Address of principal executive offices) (Zip Code)

(775) 348 2224

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2005, Plantation Investments, Inc., a subsidiary of the Company which owns and operates Rail City Casino, (“Rail City”), entered into a contract with the State of Nevada, Division of State Lands to acquire 2.58 acres of land adjacent to its Rail City property in Sparks, Nevada for $901,000. The land had previously been leased from the State of Nevada. The Company expects to close escrow by December 29, 2005. The land will be utilized in the expansion of the casino and food and beverage operations at Rail City.

Upon close of escrow, the Company expects to record a $421,000 non-cash charge to income for the unamortized value of the intangible asset relating to the lease from the State of Nevada.

The Contract for the Sale of State of Nevada Property is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.30	Contract for the Sale of State of Nevada Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Sands Regent

Date: December 2, 2005	By:	/s/ CORNELIUS T. KLERK
Cornelius T. Klerk
Chief Financial and Principal Accounting Officer